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                                                                   Exhibit 10.2

                                   [LETTERHEAD]



VIA FAX

March 9, 1999


PRIVATE AND CONFIDENTIAL

Bright Technologies, Inc.
7323 Oswego Road
Liverpool, NY


Attention: Mr. Joseph Passalaqua


Dear Joe:

Re:  TEE-COMM ELECTRONICS INC. - AMENDMENT TO AGREEMENT


Further to our recent telephone discussions, this letter confirms that paragraph 11 of the Agreement dated as of January 14, 1999 among Joseph Passalaqua, Bright Technologies Inc. and Ernst & Young Inc. in its capacity as court-appointed receiver and manager for Tee-Comm Electronics Inc. (the "Agreement") is hereby amended to read as follows:

"On the later of the 91st day following perfection of the grant of the mortgage and (a) the foreclosure of the mortgage or (b) timely receipt by the Receiver of the $300,000 payment required pursuant to paragraph 1 hereof, the Receiver will (i) release the guarantee and (ii) return to Passalaqua the Passalaqua Affidavit."

The remainder of the Agreement is unchanged. Please confirm your agreement with this amendment by signing a copy of this letter in the space provided below and returning that copy to the undersigned.

Yours very truly,
ERNST & YOUNG INC.
Court-appointed Receiver and Manager
of Tee-Comm Electronics Inc


Per:

/s/ Stuart Clinton

J.S. Clinton
Senior Vice President
(416) 943-3042

cc   Carl Worboys
     Fred Hodara

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                                       -2-


[LETTERHEAD]


We hereby agree with the foregoing


/s/ Joseph Passalaqua                        /s/ Joseph Passalaqua, President
------------------------------------         ---------------------------------
Mr. Joseph Passalaqua                        Bright Technologies Inc.